As filed with the Securities and Exchange Commission on August 18, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FBR Capital Markets Corporation

(Exact name of registrant as specified in its charter)

Virginia	20-5164223
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1001 Nineteenth Street North

Arlington, Virginia 22209

(703) 312-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Ginivan

Executive Vice President and General Counsel

FBR Capital Markets Corporation

1001 Nineteenth Street North

Arlington, Virginia 22209

(703) 469-1040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John K. Hughes

Aryeh H. Zarchan

Sidley Austin LLP

1501 K Street, N.W.

Washington, D.C. 20005

(202) 736-8711

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, $0.001 par value	14,755,017	$5.50	$81,152,594	$4,528.31

(1)	Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (“Rule 457(c)”). Pursuant to Rule 457(c), the offering price and registration fee are computed based on the average of the high and low price reported for the registrant’s common stock traded on The NASDAQ Global Select Market on August 17, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 18, 2009

PROSPECTUS

14,755,017 Shares

FBR Capital Markets Corporation

COMMON STOCK

This prospectus relates to the resale of up to 14,755,017 shares of the common stock of FBR Capital Markets Corporation that the selling stockholders named in this prospectus may offer for sale from time to time. The registration of these shares does not necessarily mean that the selling stockholders will offer or sell all or any of these shares. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders, but we will incur expenses in connection with the registration of these shares.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in “Plan of Distribution” beginning on page 12 of this prospectus. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on The NASDAQ Global Select Market, or NASDAQ, under the symbol “FBCM.” Our principal executive offices are located at 1001 Nineteenth Street North, Arlington, Virginia 22209. Our telephone number is (703) 312-9500.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus and the risk factors that are incorporated into this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2009.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, but only under circumstances and in jurisdictions where it is lawful to do so.

The information contained in this prospectus is accurate only as of the date on the front of this prospectus and any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Except where the context suggests otherwise, “we,” “us” and “our” refer to FBR Capital Markets Corporation and its subsidiaries.

i

RISK FACTORS

Our business, and an investment in our common stock, are subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors set forth below and the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q or other filings that we make with the Securities and Exchange Commission, or SEC, after such report, before investing in our common stock. If any of the following events actually occur or any of these risks actually materialize, our business, financial condition, results of operations or cash flow could suffer materially and adversely. In that case, you might lose all or part of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements included under the caption “Cautionary Statement Regarding Forward-Looking Statements.”

The market price and trading volume of our common stock may be volatile or may decline regardless of our operating performance, which could result in rapid and substantial losses for our stockholders.

The trading volume in our common stock may fluctuate, causing significant price variations to occur. If the market price or the trading volume of our common stock declines significantly, you may be unable to resell your shares at or above the price at which you bought them.

The market price or trading volume of our common stock could be highly volatile and may decline significantly in the future in response to various factors, many of which are beyond our control, including:

•	general volatility of the capital markets and the possibility that an active public trading market for our common stock cannot be sustained;

•	deterioration in the business environment in the specific sectors of the economy in which we focus or a decline in the market for securities of companies within these sectors;

•	substantial fluctuations in our financial results;

•	our ability to retain our senior professionals;

•	pricing and other competitive pressures;

•	changes in laws and regulations and industry practices that adversely affect our sales and trading business;

•	incurrence of losses in the future;

•	the singular nature of our capital markets and strategic advisory engagements;

•	competition among financial services firms for business and personnel;

•	larger and more frequent capital commitments in our trading and underwriting businesses;

•	limitations on our access to capital;

•	malfunctioning or failure in our operations and infrastructure;

•	our entry into new business areas, including entry through strategic investments, acquisitions and joint ventures;

•	failure to achieve and maintain effective internal controls;

•	declines in the market value of our principal investments;

•	the loss of our exemption from registration as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	the overall environment for interest rates;

•	changes in our business strategy; and

•	availability, terms and deployment of capital.

These factors could cause our common stock to trade at prices below the price at which you bought it, which could prevent you from selling your common stock at or above the price at which you bought it. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, securities class-action litigation has often been brought against that company. If similar litigation were instituted against us, it could result in substantial costs and divert management’s attention and resources from our operations.

Future offerings of debt or equity securities by us may adversely affect the market price of our common stock.

In the future, we may attempt to further increase our capital resources by offering debt or additional equity securities, including commercial paper, medium-term notes, senior or subordinated notes, shares of preferred stock or shares of our common stock. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings, would receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the economic and voting rights of our existing stockholders or reduce the market price of our common stock, or both. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their share holdings in us.

As of August 17, 2009, we have an aggregate of 236,905,383 shares of common stock that are authorized but unissued. We may issue all of these shares without any action or approval by our stockholders. We also intend to continue to actively pursue acquisitions and may issue shares of common stock in connection with these acquisitions.

Future sales of a large number of shares of our common stock in the public market, or the perception that these sales may occur, may depress our stock price and make it difficult for you to recover the full value of your investment in our common stock.

If our existing stockholders sell substantial amounts of our common stock in the public market or if there is a perception that these sales may occur, the market price of our common stock could decline. These sales may also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of August 17, 2009, we have 63,094,617 shares of common stock outstanding. Pursuant to registration rights agreements with affiliates of Crestview Partners, L.P., a New York-based private equity firm (“Crestview”), and certain third party investors that we entered into in connection with the sale of shares of our common stock in a private offering and in a concurrent private placement to Crestview (“our July 2006 private offering”), we have filed and have had declared effective a resale registration statement for 19,776,001 shares of our common stock.

In addition, Crestview has certain demand and piggyback rights relating to 8,216,734 shares of common stock it owns, including 2,600,000 shares of common stock issuable upon exercise of currently exercisable options. While Crestview has agreed to waive its registration and certain other rights in connection with the filing of the registration statement of which this prospectus forms a part, Crestview may exercise its demand and piggyback rights in the future.

With respect to Arlington Asset Investment Corp. (“Arlington Asset”), we agreed, following the closing of our May 2009 repurchase of 16,667,000 shares of our common stock from Arlington Asset (the “Repurchase Transaction”), to cooperate diligently and in good faith with Arlington Asset, if requested, to facilitate the sale of the 14,755,017 shares of our common stock owned by Arlington Asset as of the date of this prospectus, in whole or in part, to prospective purchasers, subject to certain terms and conditions.

In addition to sales pursuant to registration statements, our outstanding shares held by Crestview and our selling stockholders will be eligible for sale in the public market at various times, subject to the provisions of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain all available funds and any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future. Accordingly, you must rely on sales of your shares of common stock after price appreciation, which may never occur, as the only way to realize any future gains on your investment. Investors seeking cash dividends should not purchase our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are predictive in nature and can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “goal,” “objective,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology. Statements concerning projections, future performance developments, events, revenues, expenses, earnings, run rates, and any other guidance on present or future periods constitute forward-looking statements. Such statements include, but are not limited to, those relating to the effects of growth, our principal investing activities, levels of assets under management and our current equity capital levels. Forward-looking statements involve risks and uncertainties. You should be aware that a number of important factors could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to:

•	the risks identified under the sections captioned “Risk Factors” in this prospectus and in the documents incorporated by reference herein;

•	general volatility of the capital markets and the possibility that an active public trading market for our common stock cannot be sustained;

•	deterioration in the business environment in the specific sectors of the economy in which we focus or a decline in the market for securities of companies within these sectors;

•	substantial fluctuations in our financial results;

•	our ability to retain our senior professionals;

•	pricing and other competitive pressures;

•	changes in laws and regulations and industry practices that adversely affect our sales and trading business;

•	incurrence of losses in the future;

•	the singular nature of our capital markets and strategic advisory engagements;

•	competition among financial services firms for business and personnel;

•	larger and more frequent capital commitments in our trading and underwriting businesses;

•	limitations on our access to capital;

•	malfunctioning or failure in our operations and infrastructure;

•	our entry into new business areas, including entry through strategic investments, acquisitions and joint ventures;

•	failure to achieve and maintain effective internal controls;

•	declines in the market value of our principal investments;

•	the loss of our exemption from registration as an investment company under the 1940 Act;

•	the overall environment for interest rates;

•	changes in our business strategy; and

•	availability, terms and deployment of capital.

We will not necessarily update the information presented or incorporated by reference in this prospectus if any of these forward-looking statements turn out to be inaccurate, and there are no guarantees about our performance.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. Each selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are governed by the Virginia Stock Corporation Act, or the VSCA, our amended and restated articles of incorporation (our “articles of incorporation”) and our amended and restated bylaws (our “bylaws”). The following is a summary of the material provisions of our capital stock and certain provisions of the VSCA. You should refer to the full text of our articles of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our articles of incorporation provide that we may issue up to 400,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, $0.001 par value per share. As of August 17, 2009, 63,094,617 shares of our common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. Under the VSCA, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Except as otherwise provided by law, holders of our common stock vote together as a single voting group. Our articles of incorporation do not provide for cumulative voting for the election of directors, which means that the holders of a majority of our outstanding shares of common stock have the ability to elect all of the members of our board of directors. Except as otherwise required by law or with respect to any outstanding class or series of our preferred stock, the holders of our common stock have the sole power to vote for the election of directors and for all other purposes.

Dividend Rights

Subject to the VSCA and any preferential dividend rights of holders of our preferred stock that may be outstanding, the holders of our common stock are entitled to share ratably on a per share basis in dividends and other distributions, as may be declared by our board of directors out of assets legally available for distribution, when, as and if authorized and declared by our board of directors.

Other Rights

Subject to any preferential liquidation rights of holders of our preferred stock that may be outstanding, the holders of our common stock are entitled to participate ratably on a per share basis in our liquidation, dissolution or winding-up. Shares of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation authorize our board of directors to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our board of directors may fix and determine the preferences, limitations and relative rights of each series of preferred stock issued. Because the board of directors has the power to establish the preferences and rights of each series of our preferred stock, it may afford the holders of any series of our preferred stock preferences and rights, voting or otherwise, senior to the rights of holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our stockholders.

We have no present plans to issue any shares of our preferred stock.

Certain Anti-Takeover Provisions of the VSCA, Our Articles of Incorporation and Our Bylaws

General

The VSCA contains provisions that may have the effect of impeding the acquisition of control of a Virginia corporation by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by the corporation’s board of directors. These provisions are designed to reduce, or have the effect of reducing, the corporation’s vulnerability to coercive takeover practices and inadequate takeover bids.

Affiliated Transactions Statute

Pursuant to a provision in our articles of incorporation, we have opted out of the affiliated transactions provisions contained in the VSCA. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with the beneficial owner of more than 10% of any class of its outstanding voting shares (an “interested shareholder”) for a period of three years following the date that such person became an interested shareholder unless:

•

a majority (but not less than two) of the disinterested directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•	before the date the person became an interested shareholder, a majority of disinterested directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an interested shareholder by more than 5%.

Control Share Acquisitions

Our board of directors has adopted a bylaw opting out of the control share acquisition provisions of the VSCA. Control share acquisitions are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. The VSCA provides that shares acquired in a control share acquisition have no voting rights unless:

•	the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation; or

•	the articles of incorporation or bylaws of the corporation provide that these provisions of the VSCA do not apply to acquisitions of its shares.

The acquiring person may require that a special meeting of the shareholders be held within 50 days of the acquiring person’s request to consider the grant of voting rights to the shares acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person’s cost. The VSCA grants appraisal rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares.

Articles of Incorporation and Bylaw Provisions

General. Our articles of incorporation and bylaws are subject to the provisions of the investment agreement and voting agreement, as amended, that we entered into with Crestview in connection with our 2006 private offering. For so long as each of these agreements remains in effect, the written consent of Crestview will be required to amend, alter or repeal certain provisions in our articles of incorporation and bylaws that are subject to the terms of the investment and voting agreements with Crestview. See “Certain Relationships and Transactions with Related Persons—Transactions with Crestview, Arlington Asset and Us” in our amended proxy statement filed with the SEC on May 19, 2009 and incorporated herein by reference.

Number of Directors, Vacancies and Removal. Our articles of incorporation provide that the number of directors shall be determined in accordance with our bylaws or, in the absence of a bylaw fixing the number of directors, the number will be nine. Our bylaws provide that the number of directors on our board of directors will be nine. Our board of directors may amend our bylaws to increase or decrease by 30% or less the number of directors on our board last elected by our stockholders.

Our bylaws provide that any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, though the number of remaining directors may be less than a quorum. Any vacancies created by an increase in the total number of directors may be filled by a majority vote of the board of directors. Our articles of incorporation provide that except for directors elected by the holders of outstanding shares of preferred stock as a separate group, directors may be removed with or without cause upon the affirmative vote of the holders of a majority of our issued and outstanding shares of voting stock, voting together as a single group.

Stockholder Meetings. Our articles of incorporation and our bylaws provide that our chairman of the board, any vice chairman of our board, our chief executive officer, our president, a majority of our board of directors or the holders of a majority of our issued and outstanding shares of common stock may call a special meeting of stockholders. Our articles of incorporation provide that the right of the holders of a majority of our issued and outstanding shares of common stock to call a special meeting of our stockholders may only be amended, altered, modified or repealed upon the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single group.

Advance Notice of Nominations and Shareholder Business. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors at annual meetings of our stockholders, other than nominations made by or at the direction of the board of directors.

Preferred Stock. Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See “—Preferred Stock.” Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without any action by our stockholders.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our capital stock.

SELLING STOCKHOLDERS

We are registering the resale of the common stock covered by this prospectus in accordance with the terms of the share repurchase agreement that we entered into with Arlington Asset in May 2009 in connection with the Repurchase Transaction. The following table sets forth information, as of August 17, 2009, with respect to the selling stockholders, shares of common stock beneficially owned by the selling stockholders that the selling stockholders propose to offer pursuant to this prospectus and shares of common stock that the selling stockholders will beneficially own after completion of the sale of the shares pursuant to this prospectus. The term “selling stockholders” includes the holders of our common stock listed below and the beneficial owners of the common stock and their transferees, pledgees, donees or other successors. In accordance with the rules of the SEC, each selling stockholder’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or that are scheduled to vest within 60 days).

Except as noted below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. We do not know which (if any) of the stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

The selling stockholders may offer all, some or none of the shares of common stock shown in the table. Because the selling stockholders may offer all or some portion of the shares, we have assumed for purposes of completing the last column in the table that all shares offered hereby will have been sold by the selling stockholders upon termination of sales pursuant to the registration statement of which this prospectus is a part.

Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

	Shares of Common Stock Beneficially Owned as of August 17, 2009		Number of Shares of Common Stock Being Registered Hereby	Shares of Common Stock Beneficially Owned After Resale
Selling Stockholder	Number	Percentage		Number	Percentage
FBR Securities Investment HY, LLC(1)	3,988,968	6.32%	3,998,968	—	—
FBR TRS Holdings, Inc.(2)	10,766,049	17.06%	10,766,049	—	—

(1)

FBR Securities Investment HY, LLC is a wholly-owned subsidiary of Arlington Asset. Arlington Asset also owns 10,766,049 shares of our common stock through its wholly owned subsidiary FBR TRS Holdings, Inc. Considering all of our common stock that is owned by FBR Securities Investment HY, LLC and FBR TRS Holdings, Inc., Arlington Asset beneficially owns 14,755,017 shares of our common stock or 23.39% of our common stock outstanding. Assuming that all shares offered hereby are sold by FBR Securities Investment HY, LLC and FBR TRS Holdings, Inc., Arlington Asset will not beneficially own any of our common stock. In connection with the Repurchase Transaction, we entered into an amended and restated voting agreement with Arlington Asset and Crestview, pursuant to which Arlington Asset has the right to designate two nominees for election or appointment to our board of directors, subject to certain requirements. Two nominees designated by Arlington Asset currently serve as members of our board. Also in connection with the Repurchase Transaction, we entered into a transition services agreement under which we and Arlington Asset provide certain services to the other which include employee benefits, human resources and financial, facility and data related services.

(2)

FBR TRS Holdings, Inc. is a wholly-owned subsidiary of Arlington Asset. Arlington Asset also owns 3,988,968 shares of our common stock through its wholly owned subsidiary FBR Securities Investment HY, LLC. Considering all of our common stock that is owned by FBR TRS Holdings, Inc. and FBR Securities Investment HY, LLC, Arlington Asset beneficially owns 14,755,017 shares of our common stock or 23.39% of our common stock outstanding. Assuming that all shares offered hereby are sold by FBR TRS Holdings, Inc. and FBR Securities Investment HY, LLC, Arlington Asset will not beneficially own any of our common stock. In connection with the Repurchase Transaction, we entered into an amended and restated voting agreement with Arlington Asset and Crestview, pursuant to which Arlington Asset has the right to designate two nominees for election or appointment to our board of directors, subject to certain requirements. Two nominees designated by Arlington Asset currently serve as members of our board. Also in connection with the Repurchase Transaction, we entered into a transition services agreement under which we and Arlington Asset provide certain services to the other which include employee benefits, human resources and financial, facility and data related services.

The selling stockholders listed in the above table may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their shares since the date as of which the information is presented in the above table.

PLAN OF DISTRIBUTION

We are registering the resale of the common stock covered by this prospectus in accordance with the terms of the share repurchase agreement that we entered into with Arlington Asset in May 2009 in connection with the Repurchase Transaction. The registration of the shares of common stock, however, does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders or their respective donees, pledges or other transferees or successors in interest under this prospectus. We will not receive any proceeds from the sale of the common stock offered by this prospectus.

The sale of the common stock by any selling stockholder, including any donee, pledgee or other transferee who receives common stock from a selling stockholder, may be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the common stock as principal, and sales may be made pursuant to any of the methods described below. These sales may be made on any securities exchange on which our common stock is then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.

The common stock may also be sold in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by such broker-dealer for its own account;

•

a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the Financial Industry Regulatory Authority Inc., or FINRA (formerly known as the National Association of Security Dealers, Inc., or the NASD) or stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and

•	sales in other ways not involving market markers or established trading markets, including direct sales to purchasers.

In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or other compensation from the selling stockholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer will be in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the type of transactions involved. No such broker-dealer will receive compensation in excess of that permitted by the Conduct Rules of the NASD. In no event will any broker-dealer receive total compensation in excess of eight percent.

The distribution of the common stock also may be effected from time to time in one or more underwritten transactions at a fixed price or prices that may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the common stock. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers, including FBR Capital Markets & Co., our affiliate and a member of FINRA, regarding the sale of their common stock, nor is there any underwriter or coordinating broker-dealer acting in connection with the proposed sale of common stock by the selling stockholders pursuant to this prospectus. We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act that will include any material information with respect to the plan of distribution not previously disclosed or any material change in such information. This supplement will disclose, among other information:

•	the names of the selling stockholders and of participating broker-dealer(s);

•	the amount of common stock involved;

•	the price at which the common stock is to be sold;

•	the commissions paid or the discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus; and

•	other facts material to the transaction.

The selling stockholders and any underwriters, brokers-dealers or agents that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

We are the parent company of FBR Capital Markets & Co., a member of FINRA. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when a member of FINRA, such as FBR Capital Markets & Co., distributes an affiliated company’s securities. Although FBR Capital Markets & Co. is not acting in any capacity as an underwriter or coordinating broker-dealer in connection with a distribution of the selling stockholders’ common stock pursuant to this prospectus, FBR Capital Markets & Co. has advised us that any particular offering of shares of our common stock under this prospectus in which it participates will comply with the applicable requirements of Rule 2720, including the requirement that no sales may be made to discretionary accounts by any FINRA member without the prior specific written approval of the customer. In compliance with the guidelines of FINRA as of the date of this prospectus, should a FINRA member be participating in the offering of the common stock, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds.

From time to time, the selling stockholders may pledge their common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged common stock from time to time. Upon a sale of the common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any customer agreement with brokers.

In order to comply with the securities laws of certain states, if applicable, the common stock may be sold only through registered or licensed broker-dealers. We have agreed to pay all expenses incident to the offering and sale of the common stock, other than commissions, discounts and fees of underwriters, broker-dealers or agents or the fees and disbursements of counsel for the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act.

We or the selling stockholders may have agreements with the participating broker-dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the participating broker-dealers may be required to make.

In connection with an offering, any participating broker-dealer may purchase and sell common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the participating broker-dealer of a greater number of shares than it owns or is required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress.

The participating broker-dealers also may impose a penalty bid. This occurs when a particular broker-dealer repays to the others a portion of the underwriting discount or other concession received by it because the broker-dealers have repurchased shares sold by or for the account of that broker-dealer in stabilizing or short-covering transactions.

These activities by the participating broker-dealers may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the participating broker-dealers at any time. These transactions may be effected on the NASDAQ or any other exchange or automated quotation system, if the common stock is listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The participating broker-dealers may be customers of or lenders to, and may engage in transactions with and perform services for, FBR Capital Markets Corporation and its subsidiaries in the ordinary course of business.

In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities have been passed upon for us by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of FBR Capital Markets Corporation as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2008, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find information about us by visiting our website at www.fbrcapitalmarkets.com. We have included our website address as an inactive textual reference only. Information on our website is not incorporated by reference into and does not form a part of this prospectus.

The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009;

•	our Definitive Proxy Statement filed with the SEC on May 19, 2009;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009, filed with the SEC on May 8, 2009 and August 10, 2009, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 26, 2009, March 2, 2009, April 23, 2009, April 24, 2009, May 19, 2009, May 21, 2009, June 10, 2009, June 16, 2009 and July 30, 2009; and

•	the description of our common stock contained in Form 8-A, filed with the SEC on June 5, 2007, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of these filings. Requests for these filings should be directed to Investor Relations, FBR Capital Markets Corporation, 1001 Nineteenth Street North, 18th Floor, Arlington, Virginia 22209, or by telephone at (703) 312-9500 between the hours of 9:00 a.m. and 5:00 p.m., Eastern time.

FBR CAPITAL MARKETS CORPORATION

14,755,017 Shares of Common Stock

Prospectus

                                                         , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by the registrant in connection with the offering of securities under this Registration Statement are as follows:

SEC registration fee		$4,528.31
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be furnished by amendment.

Item 15.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The articles of incorporation of the registrant contain such a provision.

The registrant’s articles of incorporation provide that it will indemnify (1) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the registrant or brought by or on behalf of its shareholders, by reason of the fact that he is or was a director or officer of the registrant, or (2) any director or officer who is or was serving at the request of the registrant as a director, trustee, partner, member or officer of another enterprise, against any liability incurred by him or her in connection with the proceeding if the conduct in question was in the best interests of the registrant and he or she was acting on behalf of the registrant or performing services for the registrant, unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The registrant will pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition if the applicant furnishes to the registrant (1) a written statement of his or her good faith belief that he or she has met the standard of conduct described above and (2) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct.

The registrant’s board of directors is empowered, by majority vote of a quorum consisting of disinterested directors, to cause the registrant to indemnify or contract to indemnify any individual not described in the paragraph above who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the registrant, or is or was serving at the request of the registrant as director, officer, employee or agent of another enterprise, to the same extent as if that individual was an individual described in the paragraph above.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia on August 18, 2009.

FBR CAPITAL MARKETS CORPORATION

By:	/s/ RICHARD J. HENDRIX
Richard J. Hendrix President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Richard J. Hendrix, Bradley J. Wright and William J. Ginivan and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-3, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. HENDRIX Richard J. Hendrix	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2009

/S/ BRADLEY J. WRIGHT Bradley J. Wright	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 18, 2009

/S/ ROBERT J. KIERNAN Robert J. Kiernan	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 18, 2009

/s/ ERIC F. BILLINGS Eric F. Billings	Chairman and Director	August 18, 2009

/s/ RICHARD M. DEMARTINI Richard M. DeMartini	Director	August 18, 2009

/S/ THOMAS J. HYNES, JR. Thomas J. Hynes, Jr.	Director	August 18, 2009

/S/ RICHARD A. KRAEMER Richard A. Kraemer	Director	August 18, 2009

/s/ RALPH S. MICHAEL, III Ralph S. Michael, III	Director	August 18, 2009

/s/ THOMAS S. MURPHY, JR. Thomas S. Murphy, Jr.	Director	August 18, 2009

/s/ ARTHUR J. REIMERS Arthur J. Reimers	Director	August 18, 2009

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of FBR Capital Markets Corporation(1)

3.2	Amended and Restated Bylaws of FBR Capital Markets Corporation(1)

4.1	Form of Certificate for Common Stock(2)

4.2	Stock Repurchase Agreement, dated as of May 18, 2009, by and among FBR Capital Markets Corporation, FBR TRS Holdings, Inc. and Friedman, Billings, Ramsey Group, Inc.(3)

4.3	Registration Rights Agreement, dated as of January 26, 2009, between FBR Capital Markets Corporation and Friedman, Billings, Ramsey Group, Inc.(4)

4.4	Registration Rights Agreement, dated as of July 20, 2006, between FBR Capital Markets Corporation and Friedman, Billings, Ramsey & Co., Inc.(1)

4.5	Registration Rights Agreement, dated as of July 20, 2006, between FBR Capital Markets Corporation, Forest Holdings LLC and Forest Holdings (ERISA) LLC(1)

4.6	Amended and Restated Voting Agreement, dated as of May 20, 2009, between Friedman, Billings, Ramsey Group, Inc., FBR TRS Holdings, Inc., FBR Capital Markets Corporation, Forest Holdings LLC and Forest Holdings (ERISA) LLC(3)

5.1	Opinion of Sidley Austin LLP relating to the legality of the securities being registered*

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)*

(1)	Previously filed as an exhibit to FBR Capital Markets Corporation’s Registration Statement on Form S-1 (Registration No. 333-138824), which was filed with the SEC on November 17, 2006, and incorporated herein by reference.

(2)	Previously filed as an exhibit to Pre-Effective Amendment No. 2 to FBR Capital Markets Corporation’s Registration Statement on Form S-1/A (Registration No. 333-141987), which was filed with the SEC on May 21, 2007, and incorporated herein by reference.

(3)	Previously filed as an exhibit to FBR Capital Markets Corporation’s Current Report on Form 8-K, which was filed with the SEC on May 19, 2009, and incorporated herein by reference.

(4)	Previously filed as an exhibit to FBR Capital Markets Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, which was filed with the SEC on May 8, 2009, and incorporated herein by reference.

*	To be filed by amendment